SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                          Commission Only
[ ] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Berkshire Realty Company, Inc.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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



                         BERKSHIRE REALTY COMPANY, INC.
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210


         Below is a Supplement dated April 6, 1998 to the Proxy Statement dated March 31, 1998 of Berkshire Realty Company, Inc. As stated in the Supplement, the Company has amended the Proxy Statement to properly reflect the increased number of shares that will be available for awards under the Berkshire Realty Company, Inc. Amended and Restated Stock Option Plan (the "Amended Stock Plan") which is proposed for ratification by the Shareholders at the Annual Meeting of Shareholders. Shareholder approval of the Amended Stock Plan would result in the increase of the number of shares of common stock available for awards to 3,300,000 shares not 3,350,000 shares as erroneously stated in the Proxy Statement dated March 31, 1998.

         Please take this time to review the Proxy Statement and the Supplement and, if you have not already done so, to fill in, date and sign the Proxy Card which accompanied the Proxy Statement and return it promptly in the postage paid envelope provided.


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                      Supplement No. 1 Dated April 6, 1998
                     To Proxy Statement Dated March 31, 1998

         This Supplement updates and revises the Proxy Statement dated March 31, 1998 (the "Proxy Statement") submitted to the Shareholders of Berkshire Realty Company, Inc. (the "Company") for solicitation of the proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 21, 1998 at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110 at 9:00 a.m. This Supplement must be accompanied or preceded by the Proxy Statement. All capitalized references used herein and not otherwise defined have the definitions set forth in the Proxy Statement.

         As described in Proposal No. 2 beginning on page 6 of the Proxy Statement, in February of 1998, subject to shareholder approval at the Meeting, the Board of Directors of the Company amended and restated the Berkshire Realty Company, Inc. 1996 Stock Option Plan as the Berkshire Realty Company, Inc. Amended and Restated Stock Option Plan (the "Amended Stock Plan") principally in order to increase the number of shares available for awards and also, to reflect recent changes in the rules promulgated under Section 16 of the Exchange Act.

         The increased number of shares to be awarded under the Amended Stock Plan, if approved, is 3,300,000. The purpose of this Supplement is to revise the sections of the Proxy Statement and Exhibit A thereto to properly reflect the increased number of shares of common stock ("Shares") to be awarded under the Amended Stock Plan to be 3,300,000 Shares not 3,350,000 Shares as incorrectly stated in the Proxy Statement and Exhibit A attached thereto. Consequently, the proper number of 3,300,000 Shares should replace the incorrect number of 3,350,000 Shares in any and all places in which said erroneous number appears in the Proxy Statement and Exhibit A attached thereto. Specifically, said erroneous number appears in the fourth line of the first paragraph on page 7, in the first line of the third paragraph on page 7 and in the first line of Section 5 of the Amended Stock Plan set forth in Exhibit A on page A-2.